As filed with the Securities and Exchange Commission on July 30, 2002
                         Registration No. 333-51180
 =========================================================================

                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                     POST-EFFECTIVE AMENDMENT NO. 1
                                   TO
                    FORM SB-2 REGISTRATION STATEMENT
                    UNDER THE SECURITIES ACT OF 1933


                          OFFICE MANAGERS, INC.
           ----------------------------------------------------
          (Exact name of registrant as specified in its charter)


  Nevada                                                       87-0661638
(State or jurisdiction  (Primary Standard Industrial      (I.R.S. Employer
 of incorporation       Classification Code Number)     Identification No.)
 or organization)

                    136 East South Temple Suite 1600,
                       Salt Lake City, Utah 84111,
                              (801) 363-2656
             -----------------------------------------------
      (Address and telephone number of principal executive offices)

          Ronald L. Poulton, 136 E. South Temple, Suite 1700A,
                       Salt Lake City, Utah  84111
                              (801) 355-1341
            -------------------------------------------------
        (Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: Not
Applicable.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. |_|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| ___________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| ___________




                        DEREGISTRATION OF SECURITIES

     Office Managers, Inc., originally registered a minimum of 2,000,000 units and a maximum of 6,000,000 units at a price of $.10 per unit. Each unit consisted of one share of common stock, one redeemable A warrant to purchase an additional share of common stock at $.50 within one year, and one redeemable B warrant to purchase an additional share of common stock at $1.20 within five years (the "Units"). The Units were registered for sale to the public on a Registration Statement on Form SB-2 (File No. 333-51180) (the "Registration Statement"). We have sold 5,089,500 of the Units registered under the Registration Statement. The offering terminated on July 10, 2002. Accordingly, we hereby amend the Registration Statement to withdraw from registration the 910,500 Units that remain unsold under the Registration Statement.


                                SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, British Columbia, Canada, on July 30, 2002.


                                     OFFICE MANAGERS, INC.



                                     By: /s/ John Hickey
                                         --------------------------------
                                           John Hickey
                                           President and Director


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



/s/ John Hickey
----------------------   President and Director           July 30, 2002
John Hickey



/s/ John Ray Rask        Principal Accounting Officer,    July 30, 2002
---------------------    Secretary and Director
John Ray Rask